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December 21, 1999



Securities and Exchange Commission
450 5th Street
Washington, DC  20549

Ladies and Gentlemen:

We have read statements and comments of Friede Goldman Halter, Inc. included under item 4 of its Form 8-K dated December 21, 1999, and we agree with such statements and comments.

Respectfully submitted,



Arthur Andersen LLP